UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 10, 2005

G REIT, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50261	52-2362509
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	877-888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 10, 2005, GREIT-525 B Street, LP, a wholly-owned subsidiary of G REIT, Inc. (the "Company"), sold the 525 B Street property in San Diego California to Hines-Sumisei US Core Office Properties, LP, an unaffiliated third party, for a sales price of $116,000,000. The Company, through its wholly-owned subsidiary, owned a 100% interest in the property. In conjunction with the sale of 525 B Street, the Company paid off the existing cross-collateralized debt of $126,000,000 on its 525 and 600 B Street properties. The sale resulted in the Company recording a gain of $11,100,000. At closing, a disposition fee was paid to Triple Net Properties Realty, Inc. ("Realty"), an affiliate of our advisor, Triple Net Properties, LLC, in the amount of $1,115,000, or 1% of the sales price, of which 75% was passed through to our advisor pursuant to an agreement between our advisor and Realty. Sales commissions were paid to unaffiliated brokers in the amount of $862,000, or 0.7% of the sales price. The full text of the Agreement for Purchase and Sale of Real Property and Escrow Instructions was attached as Exhibit 99 to the Form 8-K previously filed by the Company on July 29, 2005.

Item 9.01 Financial Statements and Exhibits.

It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 71 days after the deadline for filing this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G REIT, Inc.

August 12, 2005	By:	/s/ ANTHONY W. THOMPSON

Name: ANTHONY W. THOMPSON
Title: Chief Executive Officer and President